FranklinTempleton                                      777 Mariners Island Blvd.
                                                       P.O. Box 7777
                                                       San Mateo, CA 94403-7777
                                                       let 1-800/632-2301



     May 18,1999




     Steven M. Kluever
     Assistant Vice President
     Lincoln National Life Insurance Company
     1300 South Clinton Street, 4C01
     Fort Wayne, IN 46802

     Re: Amendment to Fund Participation Agreement with the Templeton Variable
         Products Series Fund

     Dear Steve:

     Enclosed for your records is an original copy of the Amendment to Fund Participation Agreement by and among The Lincoln National Life Insurance Company, Franklin Templeton Distributors, Inc. and the Templeton Variable Products Series Fund.

     If you have any questions, feel free to contact me at (650) 312-6244.

     Sincerely,

     Isaac Ruiz
     Variable Insurance Products Paralegal

     Enclosures

     cc: Scott Campbell
         Karen L. Skidmore
         Mark Jensen

                           AMENDMENT TO FUND PARTICIPATION AGREEMENT

                                   EFFECTIVE AS OF MAY 1, 1999




     The Lincoln National Life Insurance Company, Templeton Variable
Products Series Fund and Franklin Templeton Distributors, Inc. hereby amend their Fund Participation Agreement dated as of May 22, 1998 (the "Agreement"), by:

Replacing Schedules A, B and C of the Agreement with Amended Schedule A-C, attached;

2.   Replacing Schedule D of the Agreement with Amended Schedule D, attached;
     and

3.   Adding Schedule E, attached.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to Fund Participation Agreement, to be effective as of the date first stated above.

THE LINCOLN NATIONAL LIFE INSURANCE      TEMPLETON VARIABLE PRODUCTS SERIES FUND
COMPANY
-----------------------------------      ---------------------------------------
By its authorized officer                By its authorized officer

By:                                      By:
Name:                                    Name:
Title:                                   Title:


                                         FRANKLIN TEMPLETON DISTRIBUTORS, INC.
                                         --------------------------------------
                                         By its authorized officer

                                         By:
                                         Name:
                                         Title:

                                     SCHEDULE A-C
                                 (Cumulative Combined)

               AMENDED PURSUANT TO FUND PARTICIPATION AGREEMENT AMENDMENT
                              EFFECTIVE AS OF MAY 1, 1999

                            VARIABLE UNIVERSAL LIFE POLICIES
                               VARIABLE ANNUITY CONTRACTS
                 ISSUED BY THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                 -----------------------------------------------------


                          Contract 1              Contract 2               Contract 3

Contract/Product        SVUL I                   VUL I                    Lincoln VUL
Name

Registered (Y/N)        Yes                      Yes                      Yes

SEC Registration        811-08579                811-08557  811-08557
Number

Representative Form     LN650LL                  LN605LL                  LN660
Numbers                                          LN615                    LN615
                                                 LN660                    LN605

Separate Account        Lincoln Life Flexible    Lincoln Life Flexible    Lincoln Life Flexible
Name                    Premium Variable Life    Premium Variable Life    Premium Separate
Account
                        Account R                Account M                M

SEC Registration        333-43107                333-42479                333-42479
Number

Templeton Variable      Templeton Asset          Templeton Asset          Templeton International

Products Series         Allocation Fund - Class  Allocation Fund - Class  Fund - Class 2 (Templeton
Portfolios and Classes  1 (Templeton             1 (Templeton Investment  Investment Counsel, Inc.)
Available Under the     Investment Counsel,      Counsel, Inc.)
Contract (Adviser)      Inc.)                                             Templeton Stock Fund -
                                                 Templeton International  Class 2 (Templeton
                        Templeton International  Fund - Class I           Investment Counsel, Inc.)
                        Fund -Class 1            (Templeton Investment
                        (Templeton Investment    Counsel, Inc.)
                        Counsel, Inc.)
                                                 Templeton Stock Fund -
                        Templeton Stock Fund     Class I (Templeton
                        - Class 1 (Templeton     Investment Counsel,
                        Investment Counsel,      Inc.)
                        Inc.)

                                              2

                                  SCHEDULE A-C (CONTINUED)

                  AMENDED PURSUANT TO FUND PARTICIPATION AGREEMENT AMENDMENT
                                EFFECTIVE AS OF MAY 1, 1999

                              VARIABLE UNIVERSAL LIFE POLICIES
                                 VARIABLE ANNUITY CONTRACTS
                    ISSUED BY THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                    -----------------------------------------------------


                          Contract 4              Contract 5               Contract 6

Contract/Product        CVUL                     Lincoln SVUL
Name

Registered (Y/N)        Yes                      Yes

SEC Registration                                 811-08579
Number

Representative Form     LN920                    LN650
Numbers                 LN921

Separate Account        Lincoln Life Flexible    Lincoln Life Flexible
Name                    Premium Variable Life    Premium Variable Life
                        Account S                Account R

SEC Registration        333-72875                333-43107
Number

Templeton Variable      Templeton Asset          Templeton International
Products Series         Allocation Fund - Class  Fund - Class 2
Portfolios and Classes  2 (Templeton             (Templeton Investment
Available Under the     Investment Counsel,      Counsel, Inc.)
Contract (Adviser)      Inc.)
                                                 Templeton Stock Fund -
                        Templeton International  Class 2 (Templeton
                        Fund - Class 2           Investment Counsel,
                        (Templeton Investment    Inc.)
                        Counsel, Inc.)

                        Templeton Stock Fund
                        - Class 2 (Templeton
                        Investment Counsel,
                        Inc.)

                                        SCHEDULE D

                 AMENDED PURSUANT TO FUND PARTICIPATION AGREEMENT AMENDMENT
                                EFFECTIVE AS OF MAY 1, 1999

                      OTHER PORTFOLIOS AVAILABLE UNDER THE CONTRACTS
                      ----------------------------------------------

AIM Capital Appreciation Fund
AIM Diversified Income Fund
AIM V.I. Growth Fund
AIM V.I. Value Fund
AIM International Fund

American Century International
American Century Income and Growth

Baron Capital Asset Fund

BT Equity 500 Index Fund RT Small Cap Index Fund
BT EAFE Index Fund

Delaware Emerging Markets Series
Delaware Small Cap Value Series
Delaware Trend Series
Delaware Delchester Series
Delaware Devon Series
Delaware International Series
Delaware REIT Series

Fidelity VIP Equity-Income Portfolio
Fidelity VIP II Asset Manager Portfolio
Fidelity VIP H Investment Grade Bond Portfolio
Fidelity VIP Growth
Fidelity VIP II Contrafund
Fidelity VIP III Growth Opportunities

Janus Aspen Aggressive Growth
Janus Aspen Balanced
Janus Aspen Worldwide

        AMENDED PURSUANT TO FUND PAR TICIPA TION A GREEMENT AMENDMENT
                         EFFECTIVE AS OF MAY 1, 1999

                OTHER PORTFOLIOS AVAILABLE UNDER THE CONTRACTS
                ----------------------------------------------

Lincoln National Money Market Fund
Lincoln National Bond Fund
Lincoln National Capital Appreciation Fund
Lincoln National Equity-Income Fund
Lincoln National Social Awareness Fund
Lincoln National Global Asset Allocation Fund

MFS Emerging Growth Series
MFS Total Return Series
MFS Utilities Series
MFS Capital Opportunities Series
MFS Research

Neuberger Berman Partners Fund
Neuberger Berman Midcap Growth Fund

OpCap Global Equity Portfolio
OpCap Managed Portfolio
Oppenheimer Mainstreet Growth and Income Fund

                                        SCHEDULE E

                AMENDED PURSUANT TO FUND PARTICIPA TION A GREEMENT AMENDMENT
                               EFFECTIVE AS OF MAY 1, 1999

                                     RULE 12B-1 PLANS

                                   COMPENSATION SCHEDULE

Each Portfolio named below shall pay the following amounts pursuant to the terms and conditions referenced below under its Class 2 Rule 12b- I Distribution Plan, stated as a percentage per year of Class 2's average daily net assets represented by shares of Class 2.

PORTFOLIO NAME                                              MAXIMUM ANNUAL PAYMENT RATE
--------------                                              ---------------------------
TEMPLETON ASSET ALLOCATION FUND                                            0.25%
TEMPLETON INTERNATIONAL FUND                                               0.25%
TEMPLETON STOCK FUND                                                       0.25%

                                    AGREEMENT PROVISIONS
                                    --------------------

     If the Company, on behalf of any Account, purchases Trust Portfolio shares ("Eligible Shares") which are subject to a Rule 12b- 1 Plan adopted under the 1940 Act (the "Plan"), the Company may participate in the Plan.

     To the extent the Company or its affiliates, agents or designees (collectively "you") you provide administrative and other services which assist in the promotion and distribution of Eligible Shares or Variable Contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a Rule 12b- I fee. "Administrative and other services" may include, but are not limited to, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, maintaining customer accounts and records, or providing other services eligible for service fees as defined under NASD rules. Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b- I fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the Compensation Schedule stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus).

     You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees") with respect to the Rule 12b- I fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

     The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty (60) days' written notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the Underwriting Agreement between the Underwriter and the Trust, and/or the management or administration agreement between Franklin Advisers, Inc. or Templeton Investment Counsel, Inc. or their affiliates and the Trust. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year- to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule E relating to the Plans will also terminate.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Fund.

The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule E, in the event of any inconsistency.

You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the contracts.